EXHIBIT 5.1

GOTTBETTER & PARTNERS, LLP
488 Madison Avenue, 12th Floor
New York, NY 10022

June 24, 2014

To the Board of Directors
Symbid Corp.
Marconistraat16
3029 AK Rotterdam, The Netherlands

Re:           Symbid Corp.
Amendment No. 1 to Registration Statement on Form S-1

Gentlemen:

We are acting as counsel to Symbid Corp., a Nevada corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), of Amendment No. 1 to a Registration Statement on Form S-1 (the “Registration Statement”), relating to the offer and sale pursuant to the Registration Statement, by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”), of up to 11,707,060 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), consisting of 5,853,530 issued and outstanding shares of Common Stock and 5,853,530 shares of Common Stock issuable upon exercise of Common Stock purchase warrants.

You have requested our opinion as to the matters set forth below in connection with the issuance of the Shares.  For purposes of rendering this opinion, we are familiar with the Registration Statement, and we have examined the Company’s Amended and Restated Articles of Incorporation, as amended to date, the Company’s Bylaws, as amended to date, and corporate actions of the Company that provided for the issuances of the Shares.  We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.  We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on statements of an officer of the Company.

Based upon and subject to the foregoing, it is our opinion that:

1.	The issued and outstanding Shares were validly issued, fully paid and non-assessable; and

2.
The 5,853,530 Shares issuable upon exercise of Common Stock purchase warrants will, when duly issued upon exercise of said Common Stock purchase warrants against payment therefor as provided therein, be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus constituting a part thereof.

Very truly yours,

/s/ Gottbetter & Partners, LLP
Gottbetter & Partners, LLP